UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588

 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SSD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 21, 2023 the Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) approved the Simpson Manufacturing Co., Inc. Nonqualified Plan, effective April 3, 2023 (the “Plan”), for certain employees, including the Company's named executive officers, and non-employee directors. The Plan is an unfunded, nonqualified deferred compensation plan maintained primarily for the purpose of deferring compensation already earned for a select group of management employees and non-employee directors.

United States employees of the Company or its affiliates who are classified as a Vice President or higher (“Eligible Employees”) and non-employee directors of the Board (“Eligible Directors”) are eligible to participate in the Plan. Eligible Employees may elect to defer a portion of their annual base salary and any annual bonus, performance share units and restricted share units awarded to them. Eligible Directors may elect to defer their cash compensation and shares of common stock of the Company awarded during the Plan Year. A participant will be 100% vested at all times in all amounts deferred under the Plan. The Company does not make any contributions to the Plan.

Each participant’s deferrals will be credited to a bookkeeping account established for them under the Plan. Participants will have the opportunity to choose deemed investments of their deferrals among various notional investment options, including Company stock.

Payment of Plan accounts will be made in a lump sum or installments over three, five, or ten years, as elected by the participant and will generally occur on March 15 of the calendar year after the calendar year in which a participant separates from service with the Company, except that payments of deferred performance share units will not be paid before the end of their applicable performance period. The Plan requires a payment delay of six months following separation of service if the participant is a “specified employee” under Section 409A of the Internal Revenue Code. Payment under the Plan will also be made upon a change in control of the Company.

The obligations of the Company under the Plan will be general unsecured obligations of the Company to be paid from the general assets of the Company, although the Company may establish a trust to hold amounts which the Company may use to satisfy Plan distributions from time to time. Any such trust will remain subject to the Company’s creditors. The Company's Retirement Plan Committee will act as Plan administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	February 27, 2023	By	/s/ Brian J. Magstadt
Brian J. Magstadt
Chief Financial Officer

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